UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 16, 2011

PEOPLES EDUCATIONAL HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50916	41-1368898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Market Street, Saddle Brook, NJ  07663
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(a)
On September 16, 2011, Peoples Educational Holdings, Inc. (the “Company”) received a notice of deficiency from The Nasdaq Stock Market indicating that the Company no longer complies with Nasdaq’s audit committee requirements as set forth in NASDAQ Listing Rule 5605.

Nasdaq Listing Rule 5605 requires that the Audit Committee be comprised of at least three independent directors.  The Company’s non-compliance results from the resignation of Mr. G. Thomas Ahern from the Board of Directors and the Audit Committee, effective September 7, 2011.  Following his resignation, the Audit Committee is comprised of two members, both of whom are independent.

Consistent with Listing Rule 5605(c)(4), Nasdaq has given the Company a cure period to regain compliance as follows:

•	until the earlier of the Company’s next annual shareholders’ meeting or September 7, 2012; or

•	if the next annual shareholders’ meeting is held before March 5, 2012, then the Company must evidence compliance no later than March 5, 2012.

The Company must submit to Nasdaq documentation, including biographies of any new directors, evidencing compliance with the rule prior to the end of the cure period.  In the event the Company does not regain compliance prior to the end of the cure period, Nasdaq will provide written notice to the Company that its securities will be delisted.  At that time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel.

The Company expects to regain compliance with the rules prior to the end of the cure period.  The Company is in the process of seeking a suitable candidate to be elected or appointed to the Board of Directors and the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES EDUCATIONAL HOLDINGS, INC. (Registrant) By: /s/ Brian T. Beckwith Name: Brian T. Beckwith Title: President and Chief Executive Officer

Date:  September 20, 2011